Exhibit 5.1

June 13, 2008

DineEquity, Inc.
450 North Brand Boulevard
Glendale, California 91203-2306

Re:                              DineEquity, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 (the “Registration Statement”) that you intend to file with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,000,000 shares (the “Shares”) of common stock, par value $.01 per share (“Common Stock”), of DineEquity, Inc. (the “Company”) to be issued by the Company under the DineEquity, Inc. 2001 Stock Incentive Plan (the “Plan”).

In connection with this opinion, I have examined and am familiar with (i) the Plan, (ii) the Certificate of Incorporation of the Company and the Bylaws of the Company, (iii) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Plan and the Registration Statement, (iv) the form of certificate representing the Common Stock and (v) such other documents, certificates and records as I have considered necessary or appropriate for purposes of this opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, assuming the valid issuance of options or other awards pursuant to the Plan, and the conformity of the certificates representing the Shares to the form thereof examined by me, the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

Mark D. Weisberger, Esq.
General Counsel